September 22, 1998



FIRSTPLUS Investment Corporation
600 Viceroy, 7th Floor
Dallas, Texas  75235

       Re:      FIRSTPLUS Investment Corporation,
                Registration Statement on Form S-3 (File No. 333-58049)

Ladies and Gentlemen:

          We have acted as counsel for FIRSTPLUS Investment Corporation, a Nevada corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to one or more Series (each, a "Series") of the Company's Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates," and together with the Notes, the "Securities"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Company, a trustee (the "Trustee") and where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

          We have examined copies of the Company's Amended and Restated Articles of Incorporation, the Company's By-laws and forms of each Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, and the forms of Securities included in any Agreement so filed or incorporated by reference in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

          Based upon the foregoing, we are of the opinion that:

          1. When any Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Servicer, if any, the Trustee and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

          2. When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Securities will be legally and validly issued and the holders thereof will be entitled to the benefits of the related Agreement, and in the case of a Series of Certificates, such Certificates will be fully paid and nonassessable.

          3. The information set forth in each Prospectus and Prospectus Supplement under the caption "Material Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects. The opinions set forth in each Prospectus and Prospectus Supplement under the heading "Material Federal Income Tax Consequences" are hereby confirmed and adopted.

          In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

          We hereby consent to the filing of this letter and to the references to this firm under the headings "Legal Opinions" and "Material Federal Income Tax Consequences" in the Prospectus and Prospectus Supplement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Prospectus or Prospectus Supplement.

                                          Very truly yours,

                                          /s/ Brown & Wood LLP